Exhibit 99.2

For Immediate Release Contact: Randall H. Brown, Executive Vice President, CFO & Treasurer, Education Realty Trust 901-259-2507 rbrown@edrtrust.com
Susan Jennings, Public Relations, Education Realty Trust 901-259-2506 sjennings@edrtrust.com

Education Realty Trust Selected to Develop, Own and Manage

New Collegiate Housing by The University of Texas at Austin

Project Authorized by Board of Regents

MEMPHIS, Tenn., July 19, 2010 —— Education Realty Trust Inc. (NYSE:EDR), one of the nation's largest developers, owners and managers of quality university housing, has been selected by The University of Texas System Board of Regents to be the ground tenant to develop, own and manage a new high-rise apartment community aimed at the collegiate community near the campus of The University of Texas at Austin.  No ground lease has yet been signed; the parties are in the process of negotiating the lease and related documents.

This project will be financed through Education Realty Trust’s On-Campus Equity plan – or The ONE PlanSM.

“With The ONE Plan, the Company uses its equity and financial stability to fund projects on university-owned land,” said Thomas Trubiana, Executive Vice President and Chief Investment Officer for Education Realty Trust.

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Page 2, EDR – UT

Last Wednesday The University of Texas System Board of Regents authorized the ground lease of approximately 1.43 acres which are known as 600 West 24th Street, Austin, Travis County, Texas, to Education Realty Trust “for a term of 60 years plus a construction period expiring no later than September 1, 2013, for the construction and operation of residential, ground floor retail, and related parking facilities.”  It further authorized the U.T. System Executive Director of Real Estate “to execute all documents, instruments, and other agreements, subject to approval of all such documents as to legal form by the Office of General Counsel, and to take all further actions deemed necessary or advisable to carry out the purpose and intent of the foregoing actions within the parameters outlined in the Executive Session.”

"It was a competitive process and we are happy The University of Texas at Austin selected us for this meaningful new project," said Randy Churchey, President and Chief Executive Officer of Education Realty Trust.

Two award-winning companies have been selected by Education Realty Trust to work on the project.  The lead architecture and design firm is Page Southerland Page Architects, which received the Texas Society of Architects’ Design Award in 2010 and the Architecture Firm Award in 2009.  Hensel Phelps Construction Company is the general contractor.  They received the 2010 Building Award in the Residential/ Multi-family Category from the TEXCO Construction Association.

Commencement of construction is subject to execution of final definitive agreements, city approval processes and confirmation of development costs.

About Education Realty Trust
Education Realty Trust, Inc. (NYSE:EDR) is one of America's largest owners, developers and operators of collegiate student housing. EDR is a self-administered and self-managed real estate investment trust that owns or manages 64 communities in 22 states with 37,830 beds. For more information please visit the Company's Web site at www.educationrealty.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements about the Company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in our annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.